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                                JENNA LANE, INC.
                                 9 Whistler Way
                           Marlboro, New Jersey 07746


                                 March 16, 1995

Stanley A. Kaplan
4 Spinning Wheel Lane
Dix Hills, NY 11746

Dear Stan:

         As sole stockholder and sole director of Jenna Lane, Inc. (the "Corporation"), I am pleased to offer you the opportunity to join the Corporation's Board of Directors. As an inducement for you to join, the Corporation hereby offers shares of Common Stock, par value $.01 per share, of the Corporation to you, subject to the restrictions set forth below.

         Upon your acceptance of the Board seat by your signature below, the Corporation shall issue and deliver to you an aggregate of 30,000 shares (the "Performance Shares") of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"). The Performance Shares, upon issuance, shall be validly issued and fully paid shares of Common Stock of the Corporation, provided, however, that (i) one-third of the Performance Shares shall be repurchased by the Corporation for the par value thereof in the event that the Corporation does not achieve net income before taxes of at least $1.5 million during the period of April 1, 1995 through March 31, 1996, (ii) one-third of the Performance Shares shall be repurchased by the Corporation for the par value thereof in the event that the Corporation does not achieve net income before taxes of at least $2.2 million during the period of April 1, 1996 through March 31, 1997, and (iii) one-third of the Performance Shares shall be repurchased by the Corporation for the par value thereof in the event that the Corporation does not achieve net income before taxes of at least $3.0 million during the period of April 1, 1997 through March 31, 1998. This provision shall survive your term on the Board of Directors. The certificates representing the Performance Shares shall include appropriate legends restricting the transferability thereof and reflecting the foregoing restrictions.

         Please let me know if you have any questions or comments concerning the foregoing. By signing below, you confirm your acceptance to join the Board of Directors and the provisions hereof.

         With best regards.
                                                Very truly yours,


                                                Mitchell A. Dobies
                                                Sole Stockholder and Director
ACCEPTED AND AGREED AS OF
THE 17TH DAY OF MARCH, 1995:


_____________________
Stanley A. Kaplan